Exhibit 99.5(c)

APPLICATION Individual Variable Deferred Annuity	Symetra Life Insurance Company [777 108th Avenue NE, Suite 1200 Bellevue, WA 98004-5135] [Mailing Address: PO Box 3882, Seattle, WA 98124-3882] [Phone 1-800-796-3872] [TTY/TDD 1-800-833-6388]

Product Information

[Spinnaker®] (Minimum: $30)	Initial Purchase Payment $______________

☐ Deferral TSA
☐ Transfer from another TSA
Original TSA was an:
☐ Annuity under IRC 403(b)*
☐ Account under IRC 403(b)(7) or Mutual Fund TSA

* Must complete rollover, transfer, and/or exchange request form.

Owner Information (The maximum issue age is 85.)

________________________________________________________	☐ Male	☐ Female
Owner’s Name

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Beneficiaries (The percentages must total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.)

Primary:	_______________	_______________	☐ Male	☐ Female
	Name	Percentage

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	Relationship to Owner

Address	City	State	Zip Code

Consent of spouse required for ERISA Plan Participant naming a non-spouse Primary Beneficiary:

I consent to the above designation of Beneficiary. I understand that if anyone other than me is designated as Primary Beneficiary on this form, I am waiving my rights to receive benefits under the plan when my spouse dies.

Signature of Spouse	Date

☐ I’m not married.

☐ Primary:
☐ Contingent:___________________________________________________		☐ Male	☐ Female
Name	Percentage

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	Relationship to Owner

Address	City	State	Zip Code

☐ Primary:
☐ Contingent:___________________________________________________		☐ Male	☐ Female
Name	Percentage

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	Relationship to Owner

Address	City	State	Zip Code

For additional beneficiaries, attach a separate signed and dated sheet and check here ☐.

Date Received (Home Office Use Only)
Spinnaker® is a registered trademark of
Symetra Life Insurance Company.
Symetra® and the Symetra Financial logo are registered
service marks of Symetra Life Insurance Company.

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the [Fidelity VIP Money Market Portfolio – Service Class 2] as described in your Contract and then will be allocated according to your investment instructions, unless you have canceled the Contract.

•	For your initial Purchase Payment, indicate your investment instructions on the following page in “Column 1: Initial Purchase Payment”.

•	For subsequent Purchase Payments, indicate your investment instructions on the following page in “Column 2: Subsequent Purchase Payments”.

Scheduled Transfers

☐	I have read the information in the prospectus about the following scheduled transfers and would like to elect:

☐	Dollar Cost Averaging: I elect to transfer $______________ ([$50] minimum) from ☐ the Fixed Account and/or ☐ the _____________________________________ Portfolio ☐ monthly or ☐ quarterly to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from two or more investment options and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Transfers from the Fixed Account are limited to 1.33% per month (4% per quarter) of the value in the Fixed Account as of the date of the initial transfer. However, if the transfer limit is recalculated annually, the limit is raised to 1.5% per month (4.5% per quarter). If I am electing transfers from the Fixed Account, I elect to have the dollar amount to be transferred ☐ calculated as of the date of the initial transfer or ☐ recalculated annually.

☐	Appreciation or Interest Sweep ([$10,000] minimum contract value required): I elect to have ☐ the appreciation of the [Fidelity VIP Money Market Portfolio – Service Class 2] (up to [10%] of the money market account value each Contract Year) and/or ☐ the interest earned on the Fixed Account (up to [10%] of the Fixed Account value each Contract Year) transferred ☐ monthly or ☐ quarterly or ☐ annually to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from both the [Fidelity VIP Money Market Portfolio – Service Class 2] and the Fixed Account and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Appreciation or Interest Sweep cannot be used to transfer money to the Fixed Account or to the [Fidelity VIP Money Market Portfolio – Service Class 2].

☐	Portfolio Rebalancing ([$10,000] minimum contract value required): I elect to rebalance the portion of my contract value allocated to the Portfolios ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on the following page in “Column 3: Scheduled Transfers”.

Date Received (Home Office Use Only)

Investment Instructions

Please indicate your investment instructions below. You can only use whole percentages and the totals in each applicable column must equal 100%.

Column 1: Initial Purchase Payment		Column 2: Subsequent Purchase Payments		Column 3: Scheduled Transfers		Investment Options
	%		%		%	[AIM V.I. Capital Appreciation Fund (Series II Shares)]
	%		%		%	[AIM V.I. Capital Development Fund (Series II Shares)]
	%		%		%	[AIM V.I. International Growth Fund (Series II Shares)]
	%		%		%	[AIM V.I. Small Cap Equity Fund (Series II Shares)]
	%		%		%	[American Century VP Balanced Fund]
	%		%		%	[American Century VP Inflation Protection Class II Fund]
	%		%		%	[American Century VP International Fund]
	%		%		%	[American Century VP Large Company Value Class II Fund]
	%		%		%	[American Century VP Ultra® Class II Fund]
	%		%		%	[American Century VP Value Fund]
	%		%		%	[Dreyfus IP – Technology Growth Portfolio – Initial Shares]
	%		%		%	[The Dreyfus Socially Responsible Growth Fund, Inc. – Initial Shares]
	%		%		%	[Dreyfus Stock Index Fund, Inc. – Service Shares]
	%		%		%	[DWS Capital Growth VIP – Class B Shares]
	%		%		%	[DWS Global Opportunities VIP – Class B Shares]
	%		%		%	[DWS Global Thematic VIP – Class B Shares]
	%		%		%	[DWS International VIP – Class A Shares]
	%		%		%	[Fidelity VIP Contrafund® Portfolio – Initial Class]
	%		%		%	[Fidelity VIP Equity-Income Portfolio – Initial Class]
	%		%		%	[Fidelity VIP Freedom Funds 2010 Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Freedom Funds 2015 Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Freedom Funds 2020 Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Freedom Funds 2025 Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Freedom Funds 2030 Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Freedom Income Fund Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Growth & Income Portfolio – Initial Class]
	%		%		%	[Fidelity VIP Mid Cap Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Money Market Portfolio – Service Class 2]
	%		%		%	[Fidelity VIP Overseas Portfolio Service Class 2]
	%		%		%	[Franklin Flex Cap Growth Securities Fund – Class 2]
	%		%		%	[Franklin Income Securities Fund – Class 2]
	%		%		%	[Franklin Small Cap Value Securities Fund – Class 2]
	%		%		%	[Franklin Small-Mid Cap Growth Securities Fund – Class 2]
	%		%		%	[Franklin Templeton VIP Founding Funds Allocation Fund – Class 2]
	%		%		%	[Franklin U.S. Government Fund – Class 2]
	%		%		%	[Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class II]
	%		%		%	[Ibbotson Balanced ETF Asset Allocation Portfolio – Class II]
	%		%		%	[Ibbotson Conservative ETF Asset Allocation Portfolio – Class II]
	%		%		%	[Ibbotson Growth ETF Asset Allocation Portfolio – Class II]

Date Received (Home Office Use Only)

Investment Instructions (cont.)

Column 1: Initial Purchase Payment		Column 2: Subsequent Purchase Payments		Column 3: Scheduled Transfers		Investment Options
	%		%		%	[Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class II]
	%		%		%	[JPMorgan Insurance Trust Mid Cap Value Portfolio]
	%		%		%	[Mutual Shares Securities Fund – Class 2]
	%		%		%	[Neuberger Berman AMT Guardian Portfolio – Class S]
	%		%		%	[Neuberger Berman AMT Mid Cap Growth Portfolio – Class S]
	%		%		%	[Neuberger Berman AMT Regency Portfolio – Class S]
	%		%		%	[PIMCO All Asset Portfolio – Advisor Class Shares]
	%		%		%	[PIMCO CommodityRealReturnTM Strategy Portfolio – Administrative Class
	%		%		%	Shares]
	%		%		%	[Pioneer Emerging Markets VCT Portfolio – Class II Shares]
	%		%		%	[Pioneer Equity Income VCT Portfolio – Class II Shares]
	%		%		%	[Pioneer High Yield VCT Portfolio – Class II Shares]
	%		%		%	[Pioneer Real Estate VCT Portfolio – Class II Shares]
	%		%		%	[Pioneer Strategic Income VCT Portfolio – Class II Shares]
	%		%		%	[Summit Balanced Index Portfolio]
	%		%		%	[Summit Barclays Capital Aggregate Bond Index Portfolio]
	%		%		%	[Summit EAFE International Index Portfolio – Class F]
	%		%		%	[Summit NASDAQ – 100 Index Portfolio]
	%		%		%	[Summit Russell 2000 Small Cap Index Portfolio – Class F]
	%		%		%	[Summit S&P MidCap 400 Index Portfolio – Class F]
	%		%		%	[Templeton Developing Markets Securities Fund – Class 2]
	%		%		%	[Templeton Global Bond Securities Fund – Class 2]
	%		%		%	[Templeton Growth Securities Fund – Class 2]
Symetra Life Fixed Account
	%		%	NA		1-year initial guaranteed interest period
	%	NA		NA		[3-year] initial guaranteed interest period ([$1,000] minimum)
	%	NA		NA		[5-year] initial guaranteed interest period ([$1,000] minimum)

Date Received (Home Office Use Only)

TSA Information

Employer Name__________________________________________________________________________________________

Address________________________________________________________________________________________________

Please verify that the TSA Plan Information Sheet is on file with the Symetra Home Office. This application cannot be processed without verification of Employer’s eligibility to sponsor a 403(b) Plan.

Plans covered by ERISA:

This employee has satisfied all eligibility requirements to receive contributions under our plan. Furthermore, Joint & Survivor Annuity option disclaimers (if required by plan) are on file with the Plan Administrator.

Plan Administrator’s Signature	Date

Contribution Frequency:		Deductions will begin the month of:
☐ Annual (01)	☐ Bi-Weekly (26)	_______________________________________
☐ Quarterly (04)	☐ Weekly (52)	Month(s) to exclude:
☐ Monthly (12)	☐ 10 Pay Periods	_______________________________________
☐ Semi-Monthly (24)		Contribution per pay frequency:
☐ Other:________________		$_______________________________________
Anticipated annual contributions (must be provided):
$_______________________________________

Source of Contribution:
☐ Employer	☐ Employee Salary Reduction

Telephone Transfer Authorization

☐	I hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of my variable annuity contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [1-800-SYMETRA (1-800-796-3872)]. All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party	Identification Information: Owner’s mother’s maiden name

Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Owners electronically. If you would like to receive these documents in electronic format, please complete this section.

You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided).

By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

This consent will be in effect until you revoke it. You may revoke it any time by calling [1-800-SYMETRA (1-800-796-3872)]. If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐	I would like to receive prospectus updates and financial reports over the Internet by accessing Symetra’s Web site, [www.symetra.com]. I understand that I will receive notice that the documents are available on the Web site by an e-mail message sent to me.

Date Received (Home Office Use Only)

Owner Statements and Certification (Please read and complete.)

1.	Have you received a current prospectus? ☐ Yes ☐ No

2.	Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐ Yes ☐ No

3.	Do you have any existing life insurance policies or annuity contracts with this or any other company? ☐ Yes ☐ No

4.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, please provide the company name and policy number.

Company Name __________________________________	Policy Number _______________________

5.	I acknowledge that my right to make withdrawals or surrenders is subject to any restrictions imposed by applicable law or retirement plans. Specifically, there are certain restrictions imposed on withdrawals of contracts used as funding vehicles for 403(b) retirement plans (“TSAs”). Withdrawals attributable to salary reduction contributions to TSAs for years after 1988 and any earnings accrued after 1988, cannot be taken out unless:

•	you attain age 59½;

•	you leave your job;

•	you die or become disabled as defined by the Code;

•	you experience a qualifying hardship (applies to contributions only); or

•	you divorce and a distribution to your former spouse is permitted under a Qualified Domestic Relations Order.

I also acknowledge that I understand that there are other investment alternatives available to me under the employer’s Section 403(b) arrangement to which I may elect to transfer my contract value.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

I understand that when annuity payments are based on investment performance of the Separate Account, the dollar amounts cannot be predicted or guaranteed. With this in mind, I believe that the Contract is consistent with my financial needs.

Signature of Owner	Date
Signed in the City and State of

Agency/Agent Statements

1.	Does the Owner have any existing life insurance policies or annuity contracts with this or any other company?

☐  Yes         ☐  No

2.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, I have attached the required state replacement forms, if applicable.

3.	Agency’s explanation of how this Contract will serve the Owner’s needs: _________________________________

_________________________________________________________________________________________________

4.	Mail Contract directly to ☐ Owner ☐ Agent’s Office for delivery to Owner

5.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Print Agent Name and Agency Name                                                                                                                           Agent Stat #

Signature of Agent(s)                                                              Address

Location/State ID #                                                      Telephone                                                              Date

Date Received (Home Office Use Only)

Fraud Warning

For Residents of Other States: Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Arkansas, West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, and denial of insurance benefits.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Multi-State [California, Florida, Georgia, Louisiana, Nevada, Texas and Washington D.C.]: Florida residents only: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Residents of other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects the person to civil and criminal penalties.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee, Virginia, Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Date Received (Home Office Use Only)